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                                                                     Exhibit 1.1

                      10,000,000 TRUST PREFERRED SECURITIES

                         W. R. BERKLEY CAPITAL TRUST II

       6.750% TRUST ORIGINATED PREFERRED SECURITIES (SM) ("TOPrS (SM)"* )

               (LIQUIDATION AMOUNT OF $25 PER PREFERRED SECURITY)

 FULLY AND UNCONDITIONALLY GUARANTEED BY W. R. BERKLEY CORPORATION TO THE EXTENT
         THE TRUST HAS FUNDS AVAILABLE FOR PAYMENT OF SUCH DISTRIBUTIONS

                               PURCHASE AGREEMENT

                                  JULY 19, 2005

----------
* (SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

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                                  July 19, 2005

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
  As Representatives of the Several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
  World Financial Center
  250 Vesey Street
  North Tower
  New York, New York 10281

Dear Sirs and Mesdames:

            W. R. Berkley Capital Trust II, (the "TRUST"), a statutory trust organized under the Statutory Trust Act, as amended, of the State of Delaware (the "DELAWARE ACT"), and W. R. Berkley Corporation, a Delaware corporation (the "COMPANY" and, together with the Trust, the "OFFERORS"), confirm their agreement (the "AGREEMENT") with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives (in such capacity, collectively, the "REPRESENTATIVES") of the several Underwriters named in
Schedule I hereto (collectively, the "UNDERWRITERS") with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 10,000,000 6.750% Trust Originated Preferred Securities (liquidation amount of $25 per preferred security) of the Trust (the "PREFERRED SECURITIES"). The Preferred Securities will be fully and unconditionally guaranteed by the Company with respect to distributions (the "PREFERRED SECURITIES GUARANTEE"), to the extent the Trust has available funds for payment of such distributions, pursuant to the Preferred Securities Guarantee Agreement, to be dated as of the Closing Date (as defined below) (the "PREFERRED SECURITIES GUARANTEE AGREEMENT"), between the Company and The Bank of New York (Delaware), as trustee (the "GUARANTEE TRUSTEE"), and in certain circumstances described in the Prospectus (as defined herein) the Trust will distribute Subordinated Debt Securities (as defined herein) to holders of Preferred Securities. The Preferred Securities, the related Preferred Securities Guarantee and the Subordinated Debt Securities are collectively referred to herein as the "SECURITIES."

            The Offerors have filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-109621) and pre-effective amendment nos. 1 and 2 thereto covering the registration of the securities of the Company, including the Securities, under the Securities Act of 1933, as amended (the "SECURITIES ACT"),

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including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the "RULES AND REGULATIONS") and the Offerors have filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Promptly after execution and delivery of this Agreement, the Offerors will prepare and file a final prospectus and final prospectus supplement in accordance with the provisions of paragraph (b) of Rule 424 of the Rules and Regulations. Such registration statement, as amended, including the exhibits and schedules thereto, if any, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the Rules and Regulations (the "RULE 430A INFORMATION") is referred to herein as the "REGISTRATION STATEMENT," and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "PROSPECTUS;" provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), prior to the execution of this Agreement. A "PRELIMINARY PROSPECTUS" shall be deemed to refer to any prospectus used before the applicable registration statement became effective and any amendment or supplement thereto that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of the applicable purchase agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus or any preliminary prospectus or to any amendment or supplement to any of them shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

            The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The entire proceeds to the Trust from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities pursuant to a purchase agreement (the "COMMON SECURITIES PURCHASE AGREEMENT") (the "COMMON SECURITIES" and, together with the Preferred Securities, the "TRUST SECURITIES"), as guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption (the "COMMON SECURITIES GUARANTEE" and together with the Preferred Securities Guarantee, the "GUARANTEES") pursuant to the Common Securities Guarantee Agreement, to be dated as of the Closing Date (the "COMMON SECURITIES GUARANTEE AGREEMENT" and, together with the Preferred Securities Guarantee Agreement, the "GUARANTEE AGREEMENTS"), between the Company and the Guarantee Trustee, as Trustee, and will be used by the Trust to purchase the $250,000,000 aggregate principal amount of 6.750% Subordinated Debentures due 2045 (the "SUBORDINATED DEBT SECURITIES") to be issued by the Company under the Indenture (as defined herein). The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated trust agreement, to be dated as of the Closing Date (the "TRUST AGREEMENT"), among the Company, as Sponsor, and The Bank of New York, as property trustee (the "PROPERTY TRUSTEE"), The Bank of New York (Delaware), as Delaware trustee (the "DELAWARE TRUSTEE"), Ira. S. Lederman, as trustee (the "FIRST ADMINISTRATIVE TRUSTEE"), and Eugene G. Ballard, as trustee (the "SECOND ADMINISTRATIVE TRUSTEE"; together with the First Administrative Trustee, the "ADMINISTRATIVE TRUSTEES"; and together with the First Administrative Trustee, the Property Trustee and the Delaware Trustee, the "TRUSTEES"). The Subordinated Debt Securities will be issued pursuant to

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the Subordinated Indenture, to be dated as of the Closing Date (the "BASE
INDENTURE"), between the Company and The Bank of New York, as trustee (the "DEBT TRUSTEE"), as supplemented by Supplemental Indenture No. 1, to be dated as of the Closing Date (the "SUPPLEMENTAL INDENTURE" and, together with the Base Indenture, the "INDENTURE"), between the Company and the Debt Trustee.

            1. Representations and Warranties. The Offerors jointly and severally represent and warrant to each of the Underwriters that:

            (a) The Company meets, and at the respective times of the commencement and consummation of the public offering of the Preferred Securities will meet, the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

            (b) On the effective date of the Registration Statement, such Registration Statement conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement and at the Closing Time, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations; the Prospectus does not include and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading, except that the foregoing does not apply to (A) statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the representatives or representatives of the Underwriters, if any (the "REPRESENTATIVES"), specifically for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the Trustee; and the documents incorporated by reference in the Prospectus, at the time they were, or hereafter, are filed with the Commission, complied and, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

            (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in such jurisdictions where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of

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      operations of the Company and its subsidiaries taken as a whole ("MATERIAL
      ADVERSE EFFECT").

            (d) Each Significant Subsidiary (as defined below) of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary of the Company is, to the extent applicable, duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. As used herein, "SIGNIFICANT SUBSIDIARIES" means Berkley Regional Insurance Company, Berkley Insurance Company and Admiral Insurance Company, which are currently the only operating insurance companies that are "significant subsidiaries" of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations.

            (e) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, and at the Closing Time (as defined below) will be duly executed and delivered by the Company and a valid and binding Agreement of the Company, enforceable in accordance with its terms except to the extent that (i) enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (f) The Subordinated Debt Securities have been duly authorized by the Company and, when validly executed by the Debt Trustee, authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that (i) enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof contained in the Prospectus.

            (g) The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and

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      Prospectus and to enter into and perform its obligations under this
      Agreement, the Trust Agreement, the Preferred Securities and the Common Securities; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus; and the Trust is and will (under current law) be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

            (h) The Trust Agreement has been duly qualified under the Trust Indenture Act and duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Trust Agreement by the Trustees, the Trust Agreement will, at the Closing Time, be a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, and will conform in all material respects to the description thereof contained in the Prospectus; each of the Administrative Trustees is an employee of the Company and has been authorized by the Company to execute and deliver the Trust Agreement.

            (i) The Common Securities will be at the Closing Time duly authorized by the Trust pursuant to the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

            (j) The Preferred Securities will be at the Closing Time duly authorized by the Trust pursuant to the Trust Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust (provided that the holders of the Preferred Securities may be obligated to make certain payments as set forth in the Trust Agreement) and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

            (k) Each of the Guarantees and the Guarantee Agreements has been duly authorized by the Company and, at the Closing Time, will have been validly executed and delivered by the Company, and, assuming due authorization, execution and delivery

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      of the Guarantee Agreements by the Guarantee Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that (i) enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and
      (ii) the availability of equitable remedies may be limited by equitable principles of general applicability; each of the Guarantees and the Guarantee Agreements will conform in all material respects to the description thereof contained in the Prospectus; and the Preferred Securities Guarantee Agreement has been duly qualified under the Trust Indenture Act.

            (l) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (m) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

            (n) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the issuance and sale of the Common Securities or the Common Securities Guarantee or the offering, issuance or sale of the Securities or the performance by the Company of its obligations under this Agreement, the Indenture, the Subordinated Debt Securities, the Trust Agreement, the Guarantee Agreements or the Trust Securities, except such as have been obtained and made under the Securities Act, as contemplated under Section 5(a) hereof, and such as may be required under state securities laws.

            (o) The Trust is not in violation of the Trust Agreement or its certificate of trust filed with the State of Delaware on March 22, 2001 (the "CERTIFICATE OF TRUST"). None of the execution, delivery and performance by the Offerors of this Agreement, the Trust Agreement, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees and the consummation of the transactions contemplated hereby and thereby and compliance by the Offerors with their respective obligations hereunder and thereunder did or will result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Trust, the Company or any Significant Subsidiaries of the Company or any of their respective material properties, or any material agreement or instrument to which the Trust, the Company or any such subsidiary is a party or by which the Trust, the Company or any such subsidiary is bound or to which any of the properties of the Trust, the Company or

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      any such subsidiary is subject, or the Certificate of Trust of the Trust or the charter or by-laws of the Company or any such subsidiary, or did or will result in the creation or imposition of any material lien on the property or assets of the Trust, the Company or any such subsidiary.

            (p) This Agreement has been duly authorized, executed and delivered by the Company.

            (q) Except as disclosed in the Prospectus, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, other than liens, encumbrances and defects that would not individually or in the aggregate have a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would individually or in the aggregate have a Material Adverse Effect.

            (r) The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (s) The Company has made all required filings under applicable insurance holding company statutes, and has received approvals of acquisition of control and/or affiliate transactions, in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not have individually or in the aggregate a Material Adverse Effect; each of the Company's Significant Subsidiaries that is required to be organized and licensed as an insurance or reinsurance company (the "INSURANCE SUBSIDIARIES") in its jurisdiction of incorporation is duly organized and licensed as an insurance or reinsurance company in its respective jurisdiction of incorporation, and each such Significant Subsidiary is duly licensed or authorized as an insurer or reinsurer (the "INSURANCE LICENSES") in each other jurisdiction in which such licensing or authorization is required, except where the failure to be so licensed or authorized in any such jurisdiction would not have individually or in the aggregate a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to lead to the revocation, termination or suspension of any such Insurance Licenses, the revocation, termination or suspension of which would have individually or in the aggregate a Material Adverse Effect; and except as disclosed in the Prospectus, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends of any Company subsidiary to its respective parent which would have individually or in the aggregate a Material Adverse Effect.

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            (t) The Company and each of its Significant Subsidiaries is in compliance with the requirements of all laws, ordinances, governmental rules or regulations or court decrees to which it may be subject, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not individually or in the aggregate have a Material Adverse Effect.

            (u) Except as disclosed in the Prospectus, neither the Company nor any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained in reinsurance treaties, contracts, agreements and arrangements to which the Company or any of its Insurance Subsidiaries is a party, except for such violations or defaults which would not individually or in the aggregate have a Material Adverse Effect; neither the Company nor any of its Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform its obligations thereunder and none of them has any reason to believe that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations thereunder, except to the extent that such nonperformance would not individually or in the aggregate have a Material Adverse Effect.

            (v) To the knowledge of the Company and its Insurance Subsidiaries, no change in any insurance law or regulation is pending that would reasonably be expected to have individually or in the aggregate a Material Adverse Effect, except as described in the Prospectus.

            (w) No labor dispute with the employees of the Company or any Significant Subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

            (x) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") materially necessary to conduct the business now operated by them and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (y) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim

                                       8

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      would individually or in the aggregate have a Material Adverse Effect; and
      the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

            (z) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

            (aa) KPMG LLP, who have certified the financial statements and supporting schedules of the Company and its subsidiaries contained in the Prospectus, are an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations; except as disclosed in the Prospectus, the financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown; except as disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; except as disclosed in the Prospectus, the schedules included or incorporated in the Registration Statement present fairly the information required to be stated therein; and except as disclosed in the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since the most recent audited financial statements included in the Prospectus.

            (bb) The statutory annual and quarterly statements of the Insurance Subsidiaries required to file such statutory statements and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed in each jurisdiction, have been prepared in conformity with required or permitted or prescribed statutory accounting principles or practices applied on a consistent basis, except as may otherwise be indicated in the notes thereto, and present fairly the financial position of the Insurance Subsidiaries (on a statutory basis) for the period covered thereby.

            (cc) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (dd) Except as disclosed in the Prospectus and except for regular dividends declared or paid consistent with past practice, since the date of the latest audited financial

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      statements included in the Prospectus, (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, (ii) there have not been any transactions entered into by the Company or any of its subsidiaries other than in the ordinary course of business which are material to the Company and its subsidiaries taken as a whole, and, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (ee) None of the Offerors is and, after giving effect to the offering and sale of the Securities as herein contemplated and the application of the proceeds thereof as described in the Prospectus, none of the Offerors will be an "investment company" as defined in the Investment Company Act of 1940, as amended.

            (ff) The Offerors acknowledge and agree that (i) the purchase and sale of the Preferred Securities pursuant to this Agreement is an arm's-length commercial transaction between the Offerors, on the one hand, and the Underwriters, on the other, (ii) in connection therewith each Underwriter is acting as a principal and not the agent or fiduciary of the Offerors and (iii) no Underwriter has assumed an advisory responsibility in favor of the Offerors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Offerors on other matters) or any other obligation to the Offerors except the obligations expressly set forth in this Agreement.

            (gg) As of the Closing Time, the Preferred Securities will have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

            (hh) Each certificate signed by any officer of the Company or an Administrative Trustee and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or the Trust, as the case may be, to each Underwriter as to the matters covered thereby.

            2. Agreements to Sell and Purchase. The Trust hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Trust the respective principal amount of Preferred Securities set forth in
Schedule I hereto opposite its name at $25 per Preferred Security (the "PURCHASE PRICE") plus accrued distributions, if any, from July 26, 2005 to the date of payment and delivery.

            3. Terms of Public Offering. The Offerors are advised by you that the Underwriters propose to make a public offering of their respective portions of the Preferred Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Preferred Securities are to be offered to the public initially at $25 per Preferred Security (the "PUBLIC OFFERING PRICE") plus accrued distributions, if any, from July 26, 2005 to the date of payment and delivery and to certain dealers selected by you at a price that represents a concession not in excess of $0.50 per Preferred Security under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession to certain other dealers not to exceed $0.45 per Preferred Security.

            4. Payment and Delivery. Payment for the Preferred Securities shall be made to the Trust by wire transfer in Federal or other funds immediately available in New York City against delivery of such Preferred Securities at 9:00 a.m., New York City time, on July 26, 2005, or such other time not later than 10 business days after such date, as shall be agreed upon by the Representatives and the Offerors. The time and date of such payment are hereinafter referred to as the "CLOSING TIME" and the "CLOSING DATE," respectively.

            At the Closing Time, the Company will pay, or cause to be paid, a commission of $0.7875 per Preferred Security to Merrill Lynch on behalf of the Underwriters by wire transfer of immediately available funds to a bank account designated by Merrill Lynch.

            Certificates for the Preferred Securities shall be in global form and registered in such names and in such denominations as the Underwriters shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Preferred Securities shall be delivered to the Representatives at the Closing Time for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

            5. Covenants of the Offerors. In further consideration of the agreements of the Underwriters herein contained, the Offerors covenant with each Underwriter as follows:

            (a) The Offerors will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement.

            (b) The Offerors will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; provided, however, the Offerors shall not file any such proposed amendment or supplement to which the Representatives reasonably object; and the Offerors will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) If, at any time when a prospectus relating to the Preferred Securities as in the opinion of counsel for the Underwriters is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary during the same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the provisions of the Securities Act, the Exchange Act or the Trust Indenture Act, the Offerors promptly will notify the Representatives of such event, and if such event shall occur or if, in the opinion of counsel for the Underwriters, it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Offerors will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

            (d) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Preferred Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Securities Act.

            (e) The Offerors will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case prior to 3:00 P.M. New York City time on the business day next succeeding the date of this Agreement or as soon as possible, with respect to any amendment or supplement, during the period mentioned in Section 5(c) above and in such quantities as the Representatives reasonably request. The Offerors will pay the expenses of printing and distributing to the Underwriters all such documents.

            (f) The Offerors will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, that in connection therewith the Offerors shall not be required to qualify to do business in any jurisdiction or to file or consent or otherwise subject itself to service of process or taxation in any jurisdiction where it is not already so subject.

            (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

            (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and the Trust's counsel and the Company's accountants in connection with the registration and delivery of the Preferred Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Indenture, the Trust Agreement, the Guarantee Agreements, the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Preferred Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing certificates representing the Preferred Securities,
      (iv) any fees charged by securities rating services for rating the Preferred Securities, (v) the fees and expenses of the Trustees, the Debt Trustee and any agent of the Trustees or the Debt Trustee and the fees and disbursements of counsel for the Trustees and the Debt Trustee in connection with the Indenture and the Trust Securities, (vi) travel and lodging expenses of officers and employees of the Company for any "road show" undertaken in connection with the marketing of the offering of the Preferred Securities, and one-half of the cost of any aircraft chartered in connection with the road show, (vii) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Subordinated Debt Securities on the New York Stock Exchange, (viii) the cost of qualifying the Preferred Securities with the Depository Trust Company and (x) all other costs and expenses incident to the performance of the obligations of the Offerors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Preferred Securities by them and any advertising expenses connected with any offers they may make.

            (i) The Offerors will use their best efforts to effect the listing of the Preferred Securities on the New York Stock Exchange and to cause the Preferred Securities to be registered under the Exchange Act. If the Preferred Securities are exchanged for Subordinated Debt Securities, the Company will use its best efforts to effect the listing of the Subordinated Debt Securities on the New York Stock Exchange on which the Preferred Securities were then listed and to cause the Subordinated Debt Securities to be registered under the Exchange Act.

            (j) During a period of 90 days from the date of this Agreement, neither the Trust nor the Company will, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or the Subordinated Debt Securities or any subordinated debt securities substantially similar to the Subordinated Debt Securities or equity securities substantially similar to the Preferred Securities.

            (k) The Trust will use the net proceeds received by it from the sale of the Trust Securities, and the Company will use the net proceeds received by it from the sale of the Subordinated Debt Securities, in the manner specified in the Prospectus under "Use of Proceeds."

            6. Conditions to the Underwriters' Obligations. The obligations of the Trust to sell the Preferred Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Preferred Securities at the Closing Time are subject to the following conditions:

            (a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

            (b) As of the Closing Time, the Preferred Securities shall have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

            (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time:

                  (i) except as may have been announced prior to the date
            hereof, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.; and

                  (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Representatives' judgment, is material and adverse and that makes it, in the Representatives' judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

            (d) The Underwriters shall have received at the Closing Time an opinion of Willkie Farr & Gallagher LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement;

                  (iii) The Indenture has been duly qualified under the Trust
            Indenture Act, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except to the extent that
            (A) the enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                  (iv) The Subordinated Debt Securities have been duly
            authorized by the Company and, when validly executed by the Debt Trustee, authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that (i) enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditor's rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof contained in the Prospectus.

                  (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Preferred Securities by the Trust, except such as have been obtained and made under the Securities Act and such as may be required under state securities and insurance laws, and the execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the certificate of incorporation or by-laws of the Company;

                  (vi) The Registration Statement has become effective under the
            Securities Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and the Prospectus (but not including the Form T-1 heretofore referred to or any document incorporated by reference in the Registration Statement or the

            Prospectus), as of the date of this Agreement, and any amendment or supplement thereto, and as of its date, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

                  (vii) This Agreement has been duly authorized, executed and delivered by the Company;

                  (viii) The Trust Agreement has been duly authorized, executed and delivered by the Company and the Administrative Trustees; and the Trust is and will (under current law) be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation;

                  (ix) The information in the Prospectus under the captions
            "Description of Securities," "Description of the Debt Securities," "Description of Preferred Securities," "Description of Preferred Securities Guarantees," "Plan of Distribution" and "Underwriting," to the extent that such information is applicable to the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees and constitutes matters of law or legal conclusions or descriptions of documents referred to therein, has been reviewed by such counsel and is correct in all material respects;

                  (x) The Company is not and, after giving effect to the
            offering and sale of the Subordinated Debt Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

                  (xi) Each of the Guarantees and the Guarantee Agreements has
            been duly authorized by the Company and, when validly executed and delivered by the Company, and, in the case of the Preferred Securities Guarantee and the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Preferred Securities Guarantee Agreement by the Guarantee Trustee, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that (i) enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, and each of the Guarantees and the Guarantee Agreements conforms in all material respects to the description thereof contained in the Prospectus; and the Preferred Securities Guarantee Agreement has been duly qualified under the Trust Indenture Act; and

                  (xii) The Preferred Securities conform in all material
            respects to the description thereof contained in the Prospectus.

            The opinion of Willkie Farr & Gallagher LLP described in this
      Section 6(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            In rendering such opinions, such counsel may state that (i) its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the corporate law of the State of Delaware (excluding the trust laws of the State of Delaware) and (ii) it has relied, as to matters of fact to the extent it deems proper, on certificates of responsible officers of the Company or public officials. In addition to the matters set forth above, such counsel shall state that it has no reason to believe that the Registration Statement, as of the date of this Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to (A) the financial statements or other financial data contained in the Registration Statement or the Prospectus and (B) that part of the Registration Statement that constitutes the Form T-1 heretofore referred to.

            (e) The Underwriters shall have received at the Closing Time an opinion of Ira S. Lederman, Senior Vice President - General Counsel and Secretary of the Company, dated the Closing Date, to the effect that:

                  (i) The Company has an authorized capitalization as set forth in the Prospectus.

                  (ii) The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect;

                  (iii) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct the business described in the Registration Statement and, to the extent applicable, is duly qualified as a foreign corporation to transact business and is in good standing as such in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification (except in such jurisdictions where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect) (such counsel may note in his opinion that insurance laws of certain of such jurisdictions where the Significant Subsidiaries hold an insurance license do not require such due qualification as a foreign corporation); except as set forth in the Registration Statement, all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are owned directly or indirectly by the Company, free and clear of any pledges, liens, encumbrances, claims or equities; and all such shares are fully paid and nonassessable;

                  (iv) There are no contracts, agreements or understandings
            known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                  (v) To the best of such counsel's knowledge, there are no
            licenses, franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as an exhibit thereto other than those described therein or filed or incorporated by reference as exhibits thereto;

                  (vi) The execution and delivery, the performance by the
            Offerors of their respective obligations under, this Agreement, the Trust Agreement, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements, and the Guarantees and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Trust, the Company or any Significant Subsidiary of the Company or the charter or by-laws of any such subsidiary, or, to the best of such counsel's knowledge, any of their material properties, or any material agreement, contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of the Trust, the Company or any such subsidiary is a party or by which the Trust, the Company or any such subsidiary is bound or to which any of their respective properties or assets is subject;

                  (vii) The Company has made all required filings under
            applicable insurance holding company statutes, and has received approvals of acquisition of control and/or affiliate transactions, in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect; each of the

            Insurance Subsidiaries is duly organized and licensed as an insurance or reinsurance company in its respective jurisdiction of incorporation, and each such Insurance Subsidiary owns the Insurance Licenses in each other jurisdiction in which such licensing or authorization is required, except where the failure to be so licensed or authorized in any such jurisdiction would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect; there is no pending or, to the best of such counsel's knowledge, threatened action, suit, proceeding or investigation that would be reasonably likely to lead to the revocation, termination or suspension of any such Insurance Licenses, the revocation, termination or suspension of which would reasonably be expected to have individually or in the aggregate a Material Adverse Effect; and except as disclosed in the Prospectus, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends of any Company subsidiary to its respective parent which would reasonably be expected to have individually or in the aggregate a Material Adverse Effect;

                  (viii) Except as would not individually or in the aggregate have a Material Adverse Effect and except as described in the Prospectus, (i) to the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and (ii) there are no pending legal or governmental proceedings, to the best of such counsel's knowledge, to which the Company any of its subsidiaries or the Trust is a party or of which any of their property is the subject which are not described in the Registration Statement but are required to be so described in the Registration Statement, including ordinary routine litigation incidental to the business;

                  (ix) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act (other than the financial statements, supporting schedules and other financial information included or incorporated by reference therein, as to which no opinion need to be rendered), at the time they were filed with the Commission or delivered to the security holders, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; and

                  (x) The descriptions in the Registration Statement and
            Prospectus of legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

            In rendering such opinions, such counsel may state that (i) its opinion is limited to matters governed by the Federal laws of the United States of America and the corporate law of the State of Delaware and (ii) it has relied, as to matters of fact to the extent it deems proper, on certificates of responsible officers of the Company or public officials.

      In addition to the matters set forth above, such counsel shall state that it has no reason to believe that the Registration Statement, as of the date of this Agreement or as of the Closing Time, or any amendment thereto, as of its date or as of the Closing Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement or as of such Closing Time, or any amendment or supplement thereto, as of its date or as of the Closing Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to (A) the financial statements or other financial data contained in the Registration Statement or the Prospectus and (B) that part of the Registration Statement that constitutes the Form T-1 heretofore referred to.

            (f) The Underwriters shall have received at the Closing Time, an opinion of Prickett, Jones & Elliott, P. A., special Delaware counsel to the Offerors, dated the Closing Date, to the effect that:

                  (i) The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act with the statutory trust power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to perform its obligations under the Trust Agreement;

                  (ii) Assuming that the Trust Agreement has been duly
            authorized, executed and delivered by the Company and the Trustees, the Trust Agreement constitutes a valid and binding obligation of the Trustees and the Company and is enforceable against the Trustees and the Company in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors generally, by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and by the effect of public policy on enforceability of provisions relating to indemnification, contribution and exculpation and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability;

                  (iii) Under the Delaware Act and the Trust Agreement, the
            Trust has the power to (i) execute and deliver, and to perform its obligations under, this Agreement and (ii) issue, and perform its obligations under, the Trust Securities;

                  (iv) The execution and delivery by the Trust of this Agreement and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary action on the part of the Trust;

                  (v) Under the Delaware Act and the Trust Agreement, the
            issuance of Trust Securities is not subject to preemptive or other similar rights;

                  (vi) The issuance and sale by the Trust of the Trust
            Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation of the transactions contemplated hereby and the compliance by the Trust with its obligations hereunder do not violate any of the provisions of the Certificate of Trust or Trust Agreement or any applicable Delaware law, rule or regulation (counsel may exclude state securities or Blue Sky laws of the State of Delaware from such opinion);

                  (vii) The Common Securities have been duly authorized by the
            Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor in accordance with the Trust Agreement and the Common Securities Purchase Agreement and as described in the Registration Statement and the Prospectus, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the Common Securities will have the rights set forth in the Trust Agreement; and

                  (viii) The Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered pursuant to the Trust Agreement and this Agreement against payment of the consideration therefor as provided herein, will be validly issued and, subject to the terms of the Trust Agreement and the qualifications hereinafter expressed in this paragraph, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the Preferred Securities will have the rights set forth in the Trust Agreement and holders of Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; counsel may note that the holders of the Preferred Securities may be obligated to make certain payments as set forth in the Trust Agreement.

            (g) The Underwriters shall have received at the Closing Time, an opinion of Emmet, Marvin & Martin LLP, counsel to The Bank of New York, as Property Trustee and Guarantee Trustee under the Preferred Securities Guarantee Agreement, and The Bank of New York (Delaware) as Delaware Trustee under the Trust Agreement, dated the Closing Date, to the effect that:

                  (i) The Bank of New York is a New York banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of New York with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Trust Agreement and the Preferred Securities Guarantee Agreement; The Bank of New York (Delaware) is a Delaware banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Trust Agreement and the Preferred Securities Guarantee Agreement.

                  (ii) The execution, delivery and performance by the Property
            Trustee and the Delaware Trustee of the Trust Agreement and the execution, delivery and performance by the Guarantee Trustee of the Preferred Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Delaware Trustee and the Guarantee Trustee, respectively. The Trust Agreement has been duly executed and delivered by the Property Trustee and the Delaware Trustee, and the Preferred Securities Guarantee Agreement has been duly executed and delivered by the Guarantee Trustee.

                  (iii) The execution, delivery and performance of the Trust
            Agreement by the Property Trustee and the Delaware Trustee and the execution, delivery and performance of the Preferred Securities Guarantee Agreement by the Guarantee Trustee do not conflict with or constitute a breach of the Articles of Organization, charter or Bylaws of Property Trustee, the Delaware Trustee and the Guarantee Trustee, respectively.

                  (iv) No consent, approval or authorization of, or registration with or notice to, any New York or Delaware (as applicable) or federal banking authority governing the banking or trust powers of the Property Trustee, Delaware Trustee or Guarantee Trustee is required for the execution, delivery or performance by the Property Trustee and the Delaware Trustee of the Trust Agreement and by the Guarantee Trustee of the Preferred Securities Guarantee Agreement.

            (h) The Underwriters shall have received at the Closing Time an opinion of LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Underwriters, dated the Closing Time, with respect to the incorporation and legal existence of the Company, the Preferred Securities, the Indenture, the Preferred Securities Guarantee Agreement, this Agreement, the Registration Statement, the Prospectus and other related matters as the Representatives may require. In giving their opinion, LeBoeuf, Lamb, Greene & MacRae LLP may rely as to certain matters of Delaware law upon the opinion of Prickett, Jones & Elliott, P. A., Delaware counsel for the Offerors, which shall be delivered in accordance with Section 6(f) hereof.

            (i) The Underwriters shall have received at the Closing Time a certificate, dated as of the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge and after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, (A) except as may have been announced prior to the date hereof, there has not occurred any downgrading, nor has any notice been given of any intended or potential downgrading or any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and (B) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

            (j) The Underwriters shall have received on the date of this Agreement a letter in form and substance agreed to by LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Underwriters, from KPMG LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, which letter shall use a "cut-off date" not earlier than the date hereof (the "COMFORT LETTER"). The Underwriters shall also have received at the Closing Time a letter reaffirming all statements made in the Comfort Letter (the "BRINGDOWN COMFORT LETTER"), which letter shall use a "cut-off date" not earlier than three business days prior to the Closing Time.

            (k) At Closing Time, the Preferred Securities shall be rated at least "Baa3" by Moody's Investor's Service Inc. and "BBB-" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Trust shall have delivered to the Representatives a letter, dated at, or shortly prior, to the Closing Date, from such nationally recognized statistical rating agencies, or other evidence satisfactory to the Representatives, confirming that the Preferred Securities have such ratings; and since the Closing Time there shall not have occurred any decrease in the ratings of any securities of the Company or of the Preferred Securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Rule and Regulations) and such organization shall not have publicly announced that it has under surveillance or review its rating of any of the securities of the Company or of the Preferred Securities.

            If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled by this Agreement, the obligations of the several Underwriters to purchase the Preferred Securities, may be terminated by the Underwriters by notice to the Offerors, at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except for the expenses to be borne by the Offerors and the Underwriters as provided in Section 5(h) hereof, and except that Sections 1 and 7 hereof shall survive any such termination and will remain in full force and effect.

            7. Indemnity and Contribution. (a) The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Offerors shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Offerors in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Preferred Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Offerors shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Preferred Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Offerors with Section 5(e) hereof.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Trust, the Trustees, each of the Company's directors and officers who signed the Registration Statement and each person, if any, who controls the Company or the Trust within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Offerors to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Offerors in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7(a), and by the Offerors, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or in admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Preferred Securities (before deducting expenses) received by the Company through issuance of the Subordinated Debt Securities to the Trust and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Preferred Securities. The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Preferred Securities they have purchased hereunder, and not joint.

            (e) The Offerors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
      Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
      Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
      Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (f) The indemnity and contribution provisions contained in this
      Section 7 and the representations, warranties and other statements of the Offerors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Offerors, the officers or directors of the Company or any person controlling the Offerors and (iii) acceptance of and payment for any of the Preferred Securities.

            8. Termination. This Agreement shall be subject to termination by notice given by the Representatives to the Company and the Trust, if: (a) after the execution and delivery of this Agreement and prior to the Closing Time (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities or, any change in financial markets or any calamity or crisis that, in the Representatives' judgment, is material and adverse; and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(v), such event, singly or together with any other such event, makes it, in the

Representatives' judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Preferred Securities on the terms and in the manner contemplated in the Prospectus.

            This Agreement may also terminate pursuant to the provisions of the last paragraph of Section 6, with the effect stated in such Section.

            9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            If at the Closing Time any one or more of the Underwriters shall fail or refuse to purchase Preferred Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Preferred Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Preferred Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Preferred Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, that in no event shall the principal amount of Preferred Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Preferred Securities without the written consent of such Underwriter. If, at the Closing Time any Underwriter or Underwriters shall fail or refuse to purchase Preferred Securities and the aggregate principal amount of Preferred Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Preferred Securities to be purchased, and arrangements satisfactory to the Representatives and the Offerors for the purchase of such Preferred Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Offerors. In any such case either the Representatives or the Offerors shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Offerors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Offerors shall be unable to perform their obligations under this Agreement, the Offerors will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

            10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives,

Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, 250 Vesey Street, North Tower, New York, New York 10281, Attention: Syndicate Department; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Syndicate Department; Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, 10036, Attention: Syndicate Department; and UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention:
Syndicate Department; or, if sent to the Company or the Trust, will be mailed, delivered or telegraphed and confirmed to it at address and numbers of the Company set forth in the Registration Statement, Attention: Ira S. Lederman, Senior Vice President - General Counsel and Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

            11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  [Remainder of page intentionally left blank]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

                                 Very truly yours,

                                 W. R. BERKLEY CORPORATION

                                 By: /s/ William R. Berkley
                                     ---------------------------------------
                                     Name: William R. Berkley
                                     Title: Chairman and Chief Executive Officer

                                 W. R. BERKLEY CAPITAL TRUST II

                                 By: W. R. Berkley Corporation, as Depositor

                                 By: /s/ Eugene G. Ballard
                                     ---------------------------------------
                                     Name: Eugene G. Ballard
                                     Title: Senior Vice President

Accepted as of the date hereof

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC
  Acting severally on behalf
  of themselves and the
  several Underwriters named
  in Schedule I hereto

       By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED

           /s/ Kerry Cannella
           ---------------------------------------
           Name: Kerry Cannella
           Authorized Signatory

                                   SCHEDULE I

                               UNDERWRITER                                                 NUMBER OF TRUST PREFERRED SECURITIES
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...............................................                                    2,300,000
Citigroup Global Markets Inc. .........................................                                    2,220,000
Morgan Stanley & Co. Incorporated .....................................                                    2,220,000
UBS Securities LLC.....................................................                                    2,220,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc. ........                                       65,000
Credit Suisse First Boston LLC.........................................                                       65,000
Deutsche Bank Securities Inc. .........................................                                       65,000
A.G. Edwards & Sons, Inc. .............................................                                       65,000
Ferris, Baker Watts, Incorporated......................................                                       65,000
Keefe, Bruyette & Woods, Inc. .........................................                                       65,000
KeyBanc Capital Markets, A Division of McDonald Investments Inc. ......                                       65,000
Legg Mason Wood Walker, Incorporated...................................                                       65,000
Morgan Keegan & Company, Inc. .........................................                                       65,000
Oppenheimer & Co. Inc. ................................................                                       65,000
Piper Jaffray & Co. ...................................................                                       65,000
RBC Dain Rauscher Inc. ................................................                                       65,000
Raymond James & Associates, Inc. ......................................                                       65,000
Sandler O'Neill & Partners, L.P. ......................................                                       65,000
Charles Schwab & Co., Inc. ............................................                                       65,000
Wells Fargo Securities, LLC............................................                                       65,000
                                                                                                          ----------
                                                                    Total:                                10,000,000
                                                                                                          ==========